                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549




                                       FORM 8-K


                                    CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  March 13, 1998



                          GREASE MONKEY HOLDING CORPORATION
               ---------------------------------------------------------
                (Exact name of registrant as specified in its charter)



          Colorado                        0-9812                  87-0321320
----------------------------        -------------------       -----------------
(State or other jurisdiction       (Commission File No.)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


   216 Sixteenth Street, Suite 1100, Denver, Colorado                   80202
   ---------------------------------------------------               ----------
          (Address of principal executive offices)                   (Zip Code)


     Registrant's telephone number including area code:  (303) 534-1660

ITEM 5.   OTHER EVENTS

     As of March 13, 1998, T. Timothy Kershisnik stepped down from his positions as Vice President, Controller, Treasurer and Corporate Secretary of Grease Monkey Holding Corporation ("Company"). Please refer to press release attached.

     Effective April 1, 1998, Bruce D. Fraser will be appointed to the new position of Senior Vice President and Chief Financial Officer. In addition, Dana Klapper Cohen was appointed acting Corporate Secretary.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 18, 1998

                                              GREASE MONKEY HOLDING CORPORATION



                  By: /s/  Charles E. Steinbrueck
                  -------------------------------------------------------------
                  Charles E. Steinbrueck, President and Chief Executive Officer

FOR IMMEDIATE RELEASE         CONTACT:  Charles E. Steinbrueck
March 18, 1997                          Grease Monkey
                                        (303) 454-3434

           GREASE MONKEY INTERNATIONAL, INC., ANNOUNCES
              APPOINTMENT OF CHIEF FINANCIAL OFFICER

DENVER -- Grease Monkey International, Inc., the largest independent operator and franchisor of quick lube centers in the United States and in Mexico, today announced the appointment of Bruce D. Fraser to the new position of Senior Vice President and Chief Financial Officer. The company also announced that T. Timothy Kershisnik, its current treasurer, secretary and controller will be stepping down.

     Fraser will take on the role of CFO, a position that does not currently exist at Grease Monkey. "We are at a point in our development where we need a much more strategic approach to the financial side of our business, and having a CFO as accomplished and knowledgeable as Bruce will help us accomplish that," said Grease Monkey president and CEO Charles E. Steinbrueck. "We are pleased to have someone with Bruce's talents on board."

     Fraser most recently served as the CFO and vice president of finance for Unidata, Inc., a private software company based in Denver. At Unidata, he was responsible for restructuring the company's finance organization, refinancing its bank debt and financing a number of major acquisitions. Before coming to Unidata, Fraser worked for investment banks in New York and London. He has also previously served as a corporate treasurer of a large energy services company. Fraser holds an MBA from Northwestern University.

                                    -more-

2-2-2-2

     Grease Monkey simultaneously announced that T. Timothy Kershisnik, who currently serves as the company's treasurer and controller will be stepping down to pursue other interests. Kershisnik has been with Grease Monkey since 1992. "I am grateful to Tim for his many years of service to the organization," said Steinbrueck. "We all wish him the best in his new endeavors."

     Grease Monkey is one of the nation's largest franchisors of fast lube and oil change centers. With 212 centers in 31 states and Mexico, 32 of which are company-owned, Grease Monkey is the largest quick lube organization
not owned by a major oil company.   In Colorado, Grease Monkey operates 19
company-owned centers located throughout the Denver Metro area and has 32 franchised centers. Grease Monkey International's parent company, Grease Monkey Holding Corporation (NASDAQ -GMHC) is a publicly traded company.

                                        # # #